TRUST AGREEMENT


          AGREEMENT made this 31st day of December, 1996, by and between Dynamics Corporation of America ("Company") and Bank of Boston Connecticut ("Trustee");

          WHEREAS, the Company has adopted three identical nonqualified deferred compensation plans with its President, Andrew Lozyniak and its Vice Presidents, Patrick J. Dorme and Henry V. Kensing, which are incorporated in subparagraph SECOND
     G. of the employment contracts with each of such officers dated February 1, 1996 ("Plans"); a copy of said subparagraph SECOND G is attached hereto as Appendix 1;

          WHEREAS, the Company has incurred and expects to incur liability under the terms of the Plans with respect to the officers participating therein and referred to above
     ("Participants");

          WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Participants and their beneficiaries in such manner and at such times as specified in the Plans;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide the Company with a source of funds to assist it in meeting its liabilities under the Plans;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

          SECTION 1. ESTABLISHMENT OF TRUST.

          (a) The Company hereby deposits with the Trustee in trust $1,000.00 in cash, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

          (b) The Trust hereby established shall be irrevocable.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and their beneficiaries and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company becomes Insolvent, as defined in
     Section 3(a) herein.

          (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or shares of common stock of the Company or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

          (f) Upon a Change of Control, as defined herein, the Company shall, as soon as possible, but in no event later than ten (10) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

          (g) On or before December 31, 2000, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Participant or beneficiary the benefits payable pursuant to the terms of the Plans as of January 31, 2001.

          SECTION 2.  PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.

          (a) In and for each calendar quarter while this Trust Agreement is in effect (and not later than the tenth day of the first month in each such calendar quarter), the Company hereby authorizes its actuaries Foster Higgins ("Foster Higgins") to deliver to the Trustee and to the Company a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his beneficiaries) as of the last day of the most recent calendar quarter, the form in which such amount is to be paid (as provided for or available under the Plans), and the earliest time for payment of such amounts to the Participant under the Plans, and to deliver a copy of the Payment Schedule to each Participant (which copy may delete information relating to other Participants) at the same time Foster Higgins delivers such Payment Schedule to the Trustee and the Company. Foster Higgins shall also advise the Trustee in writing of amounts to be withheld in respect of any federal, state and local taxes from payments of benefits made by Trustee to Participants and their beneficiaries hereunder with each delivery of a Payment Schedule as above provided. Upon receipt of an affidavit executed by a Participant in the form attached hereto as Exhibit A and presented at the Trustee's office located at One Landmark Square, Stamford, Connecticut, and except as otherwise provided herein, the Trustee shall make payment of benefits to the Participant and his beneficiaries in accordance with the then most recent Payment Schedule received by the Trustee from Foster Higgins out of the assets of the Trust to the extent there are sufficient assets in the Trust to make such payment. The Trustee shall make such payment in cash and as soon as is practicable after presentation of the affidavit by the Participant. Any shares of the common stock of the Company then held in the Trust may be offered for sale to the Company or to any other prospective purchasers as the Trustee in its discretion shall see fit. The Trustee shall also make provision for the reporting and withholding of any federal, state and local taxes to be withheld with respect to the payment of benefits pursuant to the terms of the Plans as specified in such written advice from Foster Higgins, and shall pay amounts withheld to the appropriate taxing authorities. In the event the Trustee shall not have received such a written advice regarding the withholding of taxes, the Trustee may assume that no federal, state or local taxes are required to be withheld by the Trustee with respect to the payment of the benefits to the Participant submitting the affidavit as above provided.

          (b) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plans and, in such event, the Company shall notify the Trustee that it has made such a payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries by the Trustee as provided in (a) above. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment when due; the Trustee shall notify the Company and the Participants when the principal and earnings are not sufficient as aforesaid.

          SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS WHEN COMPANY IS INSOLVENT.

          (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing if and when the Company has become Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

          (2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

          (4) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          SECTION 4. PAYMENTS TO COMPANY.

          Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plans.

          SECTION 5. INVESTMENT AUTHORITY.

          (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. Subject to the restrictions hereinafter provided, the Trustee shall have and may exercise all of the usual and customary investment powers conferred upon trustees under the laws of the United States and the State of Connecticut with respect to the assets of the Trust that are not then subject to the investment authority of the Company or an investment manager appointed pursuant to Section 5(b) hereof. All investment authority herein delegated to the Trustee with respect to the assets of the Trust shall be exercised by the Trustee in accordance with written investment guidelines from time to time adopted or amended by the Company and delivered to the Trustee, and shall in no event be exercisable by or rest with the Participants, except that voting rights with respect to Trust assets will be exercised by the Company.

          (b) The Company may, at any time, designate one or more persons or entities (including the Company) to serve as an investment manager with the power and authority to direct the investment of such portion of the assets of the Trust as the Company shall designate. In the event the Company so designates itself or an investment manager, the investment powers of the Trustee described in Section 5(a) with respect to the assets of the Trust assigned to the Company or an investment manager shall be exercisable by the Trustee only at the direction of the Company or such investment manager, as the case may be. Notwithstanding such designation, the Trustee shall retain the custody of all of the assets of the Trust. Upon such designation of the Company or an investment manager as provided herein, the Trustee shall not thereafter be liable or responsible for the investment and reinvestment of the portion of the assets of the Trust subject to the investment authority of the Company or such investment manager, as the case may be, and the Trustee may rely upon and shall be fully protected with respect to any action taken or omitted with respect to such assets in reliance on any information, statement or certificate delivered to the Trustee by the Company or such investment manager with respect to any matter regarding such assets.

          (c) The Company shall have the right, at any time and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

          SECTION 6. DISPOSITION OF INCOME.

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

          SECTION 7. ACCOUNTING BY TRUSTEE.

          The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within fifteen (15) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

          SECTION 8. RESPONSIBILITY OF TRUSTEE.

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and the Trustee or any Participant or beneficiary, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

          (b) The Company shall indemnify and hold harmless the Trustee for any liability or expenses, including without limitation advances for or prompt reimbursement of reasonable fees and expenses of counsel and other agents retained by it, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Trust, other than liability or expenses arising out of, related to or caused by negligence or willful misconduct on the part of the Trustee, its officers, employees or agents or their violation of the terms of this Trust Agreement. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

          (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have, and neither the Company nor any investment manager shall have, any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

          The Company shall pay all administrative and Trustee's fees and expenses, as agreed between the parties. If not so paid, the fees and expenses shall be paid from the Trust.

          SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

          (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and Trustee agree otherwise.

          (b)  The Trustee may be removed by the Company on thirty
     (30) days notice or upon shorter notice accepted by the Trustee.

          (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for a period of three (3) years.

          (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

          (e) If the Trustee resigns or is removed, a successor shall be appointed by the Trustee, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

          SECTION 11. APPOINTMENT OF SUCCESSOR.

          (a) If the Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

          (c) Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

          SECTION 12. AMENDMENT OR TERMINATION.

          (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company.
     Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

          (b) The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust shall be distributed pro rata in equal shares to the Participants, or their surviving spouses and heirs.

          (c) Upon written approval of Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at the time of such termination shall be returned to the Company.

          (d) This Trust Agreement may not be amended by the Company for a period of three (3) years following a Change of Control, as defined herein.

          SECTION 13. MISCELLANEOUS.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement and the Trust established hereunder shall be governed by and construed, and all provisions hereof shall be enforced and administered, in accordance with the laws of the State of Connecticut.

          (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

          (e) This Trust Agreement shall be binding upon and inure to the benefit of the Company, the Participants and the Trustee and their respective permitted successors and assigns and beneficiaries.

          SECTION 14. EFFECTIVE DATE.

          The effective date of this Trust Agreement shall be December
     31, 1996.

          IN WITNESS WHEREOF, the parties have executed this Trust Agreement as of the date first above written.

                                   Dynamics Corporation of America

                                   By:  /s/ Andrew Lozyniak
                                        Andrew Lozyniak
                                        President

                                   Bank of Boston Connecticut

                                   By: /s/ Catherine M. Tanzilli, V.P.




                                                            APPENDIX I

     Subparagraph SECOND G

          G.1. In order to restore certain retirement income benefits which are not available to the Executive under the Retirement Plan for Employees of DCA ("Qualified Plan") by reason of Section 401(a)(17), Section 415 and Section 401(a)(4) of the Internal Revenue Code ("Code"), DCA shall pay to the Executive supplemental retirement income commencing on his retirement date (normal, early, disabled or postponed) as defined in and under the Qualified Plan in an amount equal to the difference between
     (a) the monthly amount of the retirement income payable to the Executive upon his retirement under the Qualified Plan, if such benefit were calculated under the Qualified Plan without giving effect to the compensation limit under Section 401(a)(17) of the Code or to the limitations imposed by the application of Section 415 of the Code, and assuming that the benefit described in
     Section 4.01(d) of the Qualified Plan continued to apply on and after January 1, 1989 notwithstanding the provisions of Section 401(a)(4) of the Code, expressed as a single life annuity, and
     (b) the monthly amount of retirement income payable to the Executive upon his retirement under the Qualified Plan based on his compensation up to the said compensation limit and based on the limitations imposed by the application of Section 415 of the Code, and the limitations imposed by the application of section 401(a)(4) of the Code to section 4.01(d) of the Qualified Plan, expressed as a single life annuity. Such supplemental retirement income shall be paid to the Executive in cash by DCA,, to the extent so not paid by the trustee referred to in subparagraph
     G.4. below, as an Actuarial Equivalent single lump sum as soon as practical following the Executive's retirement. "Actuarial Equivalent" shall mean the present value of a life annuity, assuming the retirement age is the Executive's age on his retirement date, which is the date benefits hereunder are calculated; the interest rate is the rate appearing in the table published in the Wall Street Journal entitled "Markets Diary" under the heading "Bond Buyer municipal", corresponding to 20-year Aaa bonds, and reflecting the rate for the first day of the month preceding the month in which the benefits hereunder are calculated; and mortality is determined under the 1983 Group Annuity Mortality Table.

          2. If the Executive dies while eligible for a retirement benefit under subparagraph G.l. above and prior to his retirement and/or the payment of such retirement benefit, the Executive's surviving spouse shall be entitled to receive a supplemental preretirement survivor benefit equal to the difference between
     (a) the monthly amount of retirement income to which the deceased Executive's spouse would have been entitled under the Qualified Plan if the Executive had retired on the day prior to his death having elected a loot joint and survivor annuity option and if such benefit were calculated under the Qualified Plan without giving effect to the compensation limit under Section 401(a)(17) of the Code or the limitations imposed by the application of
     Section 415 of the Code,, and assuming that the benefit described in Section 4.01(d) of the Qualified Plan continued to apply on and after January 1, 1989 notwithstanding the provisions of
     Section 401(a)(4) of the Code, and (b) the monthly amount -of retirement income to which the deceased Executive's spouse is entitled under the qualified Plan based on his compensation up to the said compensation limit and based on the limitations imposed by the application of Section 415 of the Code, and the limitations imposed by the application of Section 401(a)(4) of the Code to Section 4.01(d) of the Qualified Plan. Such supplemental pre-retirement survivor benefit shall be paid to such surviving spouse in cash by DCA, to the extent not so paid by the trustee referred to in subparagraph G.4. below, as an "Actuarial Equivalent" single lump sum, as above defined, as soon as practicable following the Executive's death.

          3. In order to restore benefits which are not available to the Executive under the DCA Employee Savings and Investment Plan ("401-K Plan") by reason Of the compensation limit under Section 401(a)(17) of the Code, DcA shall pay to the Executive on his retirement date an amount equal to two percent (2%) of his annual base compensation in excess of $150,000 in calendar year 1996 and in each calendar year in the Employment Period in which his annual base compensation exceeds $150,000 (subject to indexation by the Internal Revenue service), with interest at the annual rate of eight percent (at) on such excess amount from and after December 31 of each such year. The aggregate of all such amounts and the interest thereon shall be paid, to the extent not so paid by the trustee referred to in subparagraph G.4. below, to the Executive in cash by DCA in a lump sum as soon as practical following the Executive's retirement. If the Executive dies While eligible for a benefit under this subparagraph G.3. and prior to the payment of such benefit, the Executive's surviving spouse shall be entitled to receive in cash from DCA, to the extent not so received from the trustee referred to in subparagraph G-4. below, as soon as practical following the Executive's death an amount equal to the amount the Executive would have received under this subparagraph G-3. if he had retired under the Qualified Plan on the day prior to his death.

          4. Commencing no later than December 31, 1996 and continuing on or before each December 31 thereafter during the Employment Period, DCA shall contribute cash on an annual basis to a trust established as hereinafter provided ("Trust") sufficient to pay all of the supplemental retirement income, supplemental pre-retirement survivor benefits, and the other benefits to the Executive and his surviving spouse provided for in subparagraphs G.l.,G.2. and G.3. above, but no funds or assets of DCA shall be segregated or physically set aside with respect to its obligations under the benefit restoration plan set forth in this part G. in a manner which would cause said benefit restoration plan to be "funded" for purposes of the Employee Retirement Income Security Act of 1974, as amended. Neither the Executive nor his surviving spouse shall have any interest in any specific asset of DCA as a result of this part G. and any rights to receive benefits hereunder shall be only the right of an unsecured general creditor of DCA. The Trust shall be established in full compliance with I.R.S. Revenue Procedure, 9264 and the trustee shall be Chemical Bank or another financial institution satisfactory to Executive. Upon the last of the Executive, Andrew Lozyniak and Henry V. Kensing to receive payment from the trustee under this subpart G., any funds remaining in the Trust shall be distributed pro rata in equal shares to the Executive, Andrew Lozyniak and Henry V. Kensing or their surviving spouses or heirs.


                                   EXHIBIT A

                                   AFFIDAVIT

          I, __________________________, do hereby certify that I am a participant in the nonqualified deferred compensation plan incorporated in subparagraph SECOND G of my employment contract dated February 1, 1996 with Dynamics Corporation of America (the "Plan"), and that I terminated my employment with Dynamics Corporation of America effective as of _________________, _____. I further certify that I am entitled to receive benefits under and in accordance with the terms of the Plan on the date of this affidavit.

          IN WITNESS WHEREOF, I have executed this affidavit on this _____ day of _________________, ________.

                                        ______________________________
                                        [Print Name]

     STATE OF CONNECTICUT   )

                            : ss.:

     COUNTY OF FAIRFIELD    )

          On this ______ day of ______________,_____, before me
     personally came ___________________________, to me known to be the individual described in and who executed the foregoing affidavit and acknowledged to me that he executed the same.

                                        _________________________
                                        Notary Public